UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 23, 2008
Allegheny Technologies Incorporated
(Exact name of registrant as specified in its charter)
Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(412) 394-2800
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 23, 2008, Allegheny Technologies Incorporated issued a press release with respect to its fourth quarter 2007 and full-year 2007 financial results. A copy of this press release is attached as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)        In accordance with the Company's Annual Incentive Plan for 2007, a cash payment to each of the executive officers named below was authorized as a result of a number of key financial and other targets established under the Plan having been substantially exceeded. In addition, in light of the 2007 performance of those executive officers, which included their respective contributions to the Company substantially outperforming the pre-set business plan goals for income before taxes and cash flow in 2007, as well as their respective roles in the implementation of operating and strategic measures deemed critical to future growth of the Company, additional discretionary cash payments to those officers in the following amounts were authorized:

L. Patrick Hassey, Chairman, President and Chief Executive Officer	$323,886
Richard J. Harshman, Executive Vice President, Finance and Chief Financial Officer	$12,582
Douglas A. Kittenbrink, Executive Vice President, Corporate Planning and International Business Development	$12,582
Jon D. Walton, Executive Vice President, Human Resources, Chief Legal and Compliance Officer, General Counsel, and Corporate Secretary	$12,582
Terry L. Dunlap, President, Allegheny Ludlum Corporation	$48,400

Other payments under the Annual Incentive Plan for 2007 were also approved, including discretionary bonus payments for certain other participants in the Plan.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Press release dated January 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

		By:	/s/ Jon D. Walton
Jon D. Walton
Executive Vice President, Human Resources,
Chief Legal and Compliance Officer

Date:	January 23, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated January 23, 2008.